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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Highlands Insurance Group, Inc.:

  We hereby consent to the use of our report dated March 26, 1999 incorporated by reference herein and in the Registration Statements on Form S-3 (No. 333-30343 and No. 333-51693) and Form S-8 (No. 333-34701 and No. 333-55699),
related to the consolidated financial statements of Highlands Insurance Group, Inc. and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three year period then ended.

KPMG LLP

Houston, Texas
March 31, 1999